UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

After deliberation and an analysis of qualified internal candidates, the Board of Directors (“Board”) of Ammo, Inc (“Company”) named Mr. Paul Kasowski the Company’s new Chief Financial Officer, effective September 20, 2024. Mr. Kasowski will assume the duties as the principal financial officer and principal accounting officer for the Company. Mr. Kasowski has been the Company’s Chief Compliance and Transformation Officer since January 2024. He brings extensive knowledge across finance, strategy and transformation from his career leading value creation initiatives in both public and private companies. Prior to joining the Company, from January 2022 to July 2023, Mr. Kasowski held the role of SVP, Business Transformation for Kinder’s Seasonings & Sauces where he professionalized financial reporting and implemented margin improvement projects while building a winning culture for this high growth brand. Previously, from December 2020 to December 2021, he was CFO for Arizona Natural Resources, a privately owned manufacturer of premium beauty care products where he oversaw finance, accounting, IT, HR, planning and sourcing. Mr. Kasowski also held the role of VP, Financial Planning & Analysis from April 2019 to December 2020 for Igloo Products Corp., a manufacturer of coolers and hydration products based in Katy, TX. He also held several senior level finance roles for Del Monte Foods and Ainsworth Pet Nutrition from 2003 to 2019, focused on building new capabilities. Mr. Kasowski earned his M.S. in Supply Chain Management from Michigan State University, MBA from Ohio University, and B.S in Finance from Robert Morris University.

There are no arrangements or understandings between Mr. Kasowski and any other persons pursuant to which he will become the Company’s Chief Financial Officer. There are no family relationships between Mr. Kasowski and any director or executive officer of the Company, and there are no transactions between Mr. Kasowski and the Company that would be required to be reported under Item 404(a) of Regulation S-K. The Company and Mr. Kasowski entered into an employment agreement (“Employment Agreement”) on September 20, 2024 in connection with his appointment. The Employment Agreement has an initial one-year term, which will automatically extend for additional one-year terms unless the Company or Mr. Kasowski opt out with 90 days’ notice. The Employment Agreement may be terminated by Mr. Kasowski with 60 days’ notice to the Company. Mr. Kasowski’s Employment Agreement provides for a base salary of $325,000 per year, which may be increased annually at the discretion of the Board. Mr. Kasowski’s Employment Agreement provides for an annual equity award of 100,000 shares of Common Stock, vesting quarterly. The Employment Agreement also provides that Mr. Kasowski is eligible to earn an annual cash performance - based bonus of up to 100% of his base salary in the sole discretion of the Compensation Committee of the Board (“Compensation Committee”). If Mr. Kasowski is terminated by the Company without cause, or resigns for Good Reason (as defined by the Employment Agreement), he is entitled to a severance payment equal to 12 months of his salary and 100% of any remaining unvested equity due under the Employment Agreement shall immediately become vested and issuable. The Employment Agreement also contains confidentiality and standard officer indemnification provisions.

Resignation of Mr. Rob Wiley as Chief Financial Officer

On September 19, 2024, the Company received a notice of resignation from its Chief Financial Officer, Rob Wiley, effective September 20, 2024. Mr. Wiley resigned upon request by the Board. Pursuant to a recommendation by the Compensation Committee, the Board exercised its discretion to approve a separation agreement (“Separation Agreement”) for Mr. Wiley. Mr. Wiley signed the Separation Agreement on September 19, 2024. Pursuant to the Separation Agreement, Mr. Wiley will be entitled to separation compensation in the amount of $406,250.00 paid in equal bi-monthly installments over fifteen calendar months; fifty thousand shares of common stock; a lump sum payment for accrued and unused vacation and paid time off; family health benefits under the Company’s employer sponsored plans until September 30, 2025; and unreimbursed expenses. Mr. Wiley gave the Company a general liability release, and the Parties agreed to several standard restrictive covenants. Additionally, the Separation Agreement requires Mr. Wiley to provide cooperation and assistance to the Company to facilitate the transfer of duties to his successor.

Independent Investigation

A Special Committee of the Board of Directors has retained a law firm to conduct an independent investigation, focused on fiscal years 2020 through 2023, including determining whether the Company and its management control persons at the time: (i) accurately disclosed all executive officers, members of management, and potential related party transactions in fiscal years 2020 through 2023; (ii) properly characterized certain fees paid for investor relations and legal services as reductions of proceeds from capital raises rather than period expenses in fiscal years 2021 and 2022; and (iii) appropriately valued unrestricted stock awards to officers, directors, employees and others in fiscal years 2020 through 2022. The Company’s outside auditors have indicated that they are not prepared to rely on representations from the Company’s management team from the period in question until such time that the aforementioned investigation and all appropriate remediation, if necessary, is completed. This independent investigation is in its early stages, and to ensure the fairness of that process, the Company does not plan further comment pending completion of the investigation.

Item 5.02 of this Current Report on Form 8-K (the “Report”) contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement and Separation Agreement, and such description is qualified in its entirety by reference to the full texts of the Employment Agreement and Separation Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: September 24, 2024	By:	/s/ Jared R. Smith
Jared R. Smith
Chief Executive Officer